UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported) OCTOBER 3, 2002
                                                     ---------------------------


                                 GLOBETRAC INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                      000-33309                 33-0953557
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

   42 BROOK STREET, LONDON, UNITED KINGDOM                        W1K 5DB
   ---------------------------------------                       ---------
   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  +44-20-7958-9076
                                                    ----------------


                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

GlobeTrac Inc., formerly Artescope, Inc., has elected to remain with its current auditing accountant, Tim Quintanilla, who has changed accounting firms. GlobeTrac's management is pleased with Mr. Quintanilla's past services and is of the opinion that Mr. Quintanilla's familiarity with GlobeTrac's activities from inception merits the transition to the new firm.

The new firm is Hall & Company, CPAs.

The directors approved the change in accounting firm as of September 26, 2002. As of that date, the Quintanilla Accountancy Corporation was dismissed and Hall & Company was engaged.

Hall & Company was not consulted before their engagement on any specific accounting matter either completed or proposed.

Quintanilla Accountancy Corporation has never had nor anticipates having, nor had during the two most recent fiscal years or any subsequent interim period preceding the date of the change, any disagreements with accountants on matters of accounting, financial disclosure, accounting principles or practises, or auditing scope or procedure; nor has any principal accountant in the preceding recent years resigned or declined to stand for re-election.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion nor were they modified as to uncertainty, audit scope, or accounting principles.

ITEM 7.  EXHIBITS.

   EXHIBIT                         DESCRIPTION
   -------                         -----------

Exhibit 16      Letter to Securities and Exchange Commission            Included
                dated October 3, 2002 from Quintanilla Accountancy
                Corporation regarding change in certifying accountant



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.


                                                 GLOBETRAC INC.


                                             By: /s/ John daCosta
Dated: October 3, 2002                           -------------------------------
                                                 JOHN DACOSTA - CFO & Director


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